UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 14, 2015

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2015, Invacare Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders, where the Company’s shareholders (1) reaffirmed their approval of the Invacare Corporation Executive Incentive Bonus Plan (the “Executive Incentive Bonus Plan”), which was amended to specify additional objective business criteria that may be used in establishing performance goals for incentive bonuses under the plan and (2) approved Amendment No. 1 (the “Amendment”) to the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”), which modified certain plan limitations required under Internal Revenue Code Section 162(m) and specified additional objective factors that may be used as performance measures for awards under the 2013 Plan. The material terms of the Executive Incentive Bonus Plan, the Amendment and the 2013 Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 9, 2015.
The descriptions of the Executive Incentive Bonus Plan and the Amendment to the 2013 Plan as contained herein are qualified in their entirety by reference to the full text of the Executive Incentive Bonus Plan and the Amendment, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 14, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders acted on proposals to: (1) elect nine directors to a one-year term that will expire at the annual meeting of shareholders in 2016; (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year; (3) reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan; (4) approve Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan and (5) approve, on an advisory basis, the compensation of the Company’s named executive officers.
Each of the following nominees was elected for a one-year term of office expiring at the annual meeting of shareholders in 2016 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Michael F. Delaney	34,185,548	717,457	2,101,721
C. Martin Harris, M.D.	34,226,233	676,772	2,101,721
James L. Jones	34,227,038	675,967	2,101,721
Dale C. LaPorte	34,185,692	717,313	2,101,721
Michael J. Merriman	34,149,742	753,263	2,101,721
A. Malachi Mixon, III	34,069,639	833,366	2,101,721
Matthew E. Monaghan	34,268,247	634,758	2,101,721
Clifford D. Nastas	34,271,790	631,215	2,101,721
Baiju R. Shah	34,220,104	682,901	2,101,721

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year was approved with 36,724,779 votes for, 270,387 votes against and 9,560 votes abstained. There were no broker non-votes with respect to this proposal.

The proposal to reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan was approved with 34,285,413 votes for, 575,099 votes against, 42,493 votes abstained and 2,101,721 broker non-votes.
The proposal to approve Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan was approved with 33,202,935 votes for, 1,656,494 votes against, 43,576 votes abstained and 2,101,721 broker non-votes.
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 34,081,511 votes for, 758,132 votes against, 63,362 votes abstained and 2,101,721 broker non-votes.

Item 8.01.	Other Events.
On May 14, 2015, the Company issued a press release announcing that Matthew E. Monaghan and Clifford D. Nastas were elected to the Company’s Board of Directors at the Annual Meeting, and that the Board appointed Mr. Monaghan as Chairman. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
The Board has appointed Mr. Nastas to serve on the Company's Audit Committee and its Regulatory and Compliance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Invacare Corporation Executive Incentive Bonus Plan, as amended and restated

10.2	Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan

99.1	Press Release, dated May 14, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 15, 2015	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Invacare Corporation Executive Incentive Bonus Plan, as amended and restated

10.2	Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan

99.1	Press Release, dated May 14, 2015